Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-193751) of Aradigm Corporation, of our report dated March 26, 2013 relating to the consolidated financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & Co. LLP

San Francisco, California

February 11, 2014